Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended March
As Reported	2018	2017	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	50,844	46,198	10.1%

Total Retail Sales-	38,390	35,504	8.1%	1.6%
Residential	12,967	10,916	18.8%	1.1%
Commercial	12,287	11,768	4.4%	1.2%
Industrial	12,931	12,606	2.6%	2.6%
Other	205	214	(4.3)%	(4.7)%

Total Wholesale Sales	12,454	10,694	16.5%	N/A

(In Thousands of Customers)

	Period Ended March
	2018	2017	Change
Regulated Utility Customers-
Total Utility Customers-	9,306	9,226	0.9%
Total Traditional Electric	4,652	4,608	1.0%
Southern Company Gas	4,654	4,618	0.8%